    As filed with the Securities and Exchange Commission on April 15, 1999.
                                                           Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          GST TELECOMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)
                                   ----------

               CANADA                                    N/A
   (State or other jurisdiction of     (I.R.S. Employer Identification Number)
    incorporation or organization)

                                4001 MAIN STREET
                               VANCOUVER, WA 98663
                    (Address of principal executive offices)
                                   ----------

                                 1999 STOCK PLAN
             AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
                 1999 SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN
                                   ----------

                               DANIEL L. TRAMPUSH
                             CHIEF FINANCIAL OFFICER
                          GST TELECOMMUNICATIONS, INC.
                                4001 MAIN STREET
                               VANCOUVER, WA 98663
                                 (360) 356-7100
            (Name, address and telephone number of agent for service)
                                   ----------

                                    Copy to:
                               J. Jeffrey Mayhook
                              VP, Corporate Counsel
                          GST Telecommunications, Inc.
                                4001 Main Street
                               Vancouver, WA 98663
                                   ----------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
        Title of Securities to be Registered         Amount to be      Proposed Maximum     Proposed Maximum       Amount of
                                                      Registered        Offering Price          Aggregate        Registration
                                                                           Per Share         Offering Price           Fee
------------------------------------------------- ------------------- -------------------- -------------------- ----------------
Common Stock                                          2,000,000         $ 13.96875  (1)     $27,937,500.00         $ 7,766.63

Common Stock                                            600,000         $ 13.96875  (1)     $ 8,381,250.00         $ 2,329.99

Common Stock                                            150,000         $4.83               $   724,500.00          $   201.41
                                                      ---------                             --------------         ----------
     Total                                            2,750,000                             $37,043,250.00         $10,298.03
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on April 14, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         GST Telecommunications, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 000-22330) filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Incorporated by reference to the corresponding item of the registrant's Registration Statement on Form S-8 (Registration No. 333-53981).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1      1999 Stock Plan

         4.2      Form of Stock Option Agreement for 1999 Stock Plan

         4.3      Amended and Restated 1996 Employee Stock Purchase Plan and
                  Exhibits

         4.4      1999 Supplemental Employee Stock Purchase Plan and Exhibits

         5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, as to legality of securities being registered

         23.1     Independent Auditors' Consent

         23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation (contained in Exhibit 5.1)

         24.1     Power of Attorney

ITEM 9.  UNDERTAKINGS

         (a) RULE 415 OFFERING   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (ss.239.13 of this chapter) or Form S-8 (ss.239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on April 15, 1999.

                          GST TELECOMMUNICATIONS, INC.

                          By:  /s/ Joseph A. Basile, Jr.
                             ------------------------------------------------
                             Joseph A. Basile, Jr.
                             President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Basile, Jr. and Daniel L. Trampush, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                         Title                                  Date
----------------------------------------     ---------------------------------------           ----------------

/s/  Robert A. Ferchat                       Chairman of the Board                               April 15, 1999
----------------------------------------


/s/  Joseph A. Basile, Jr.                   President, Chief Executive Officer, and             April 15, 1999
----------------------------------------     Director (PRINCIPAL EXECUTIVE OFFICER)



/s/  Daniel L. Trampush                      Senior Vice President and Chief Financial           April 15, 1999
----------------------------------------     Officer (PRINCIPAL FINANCIAL OFFICER)



/s/  Michael R. Vestal                       Treasurer (PRINCIPAL ACCOUNTING OFFICER)            April 15, 1999
----------------------------------------


/s/  Stanley M.D. Beck                       Director                                            April 15, 1999
----------------------------------------


/s/  George B. Cobbe                         Director                                            April 15, 1999
----------------------------------------


/s/  Joseph G. Fogg, III                     Director                                            April 15, 1999
----------------------------------------


/s/  David W. Garrison                       Director                                            April 15, 1999
----------------------------------------



/s/  A. Roy Megarry                          Director                                            April 15, 1999
----------------------------------------


/s/  Mitsuhiro Naoe                          Director                                            April 15, 1999
----------------------------------------


                                  EXHIBIT INDEX


   Exhibit
    Number
         4.1      1999 Stock Plan

         4.2      Form of Stock Option Agreement for 1999 Stock Plan

         4.3      Amended and Restated 1996 Employee Stock Purchase Plan and
                  Exhibits

         4.4      1999 Supplemental Employee Stock Purchase Plan and Exhibits

         5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional
                  Corporation, as to legality of securities being registered

         23.1     Independent Auditors' Consent

         23.2     Consent of Wilson, Sonsini, Goodrich & Rosati, a Professional
                  Corporation (contained in Exhibit 5.1)

         24.1     Power of Attorney
